UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2006, Roger Smith resigned as a member of the Board of Directors of Bell Microproducts Inc. (the "Company"). On September 19, 2006, the Board filled the vacancy by electing Michael J. Grainger, 54, to serve as a director of the Company. Mr. Grainger was appointed to serve on the Audit Committee.

Mr. Grainger served as an officer of Ingram Micro Inc. from 1996 to 2004, serving most recently as its President and Chief Operating Officer. Mr. Grainger also serves on the Board of ScanSource, Inc. There are no family relationships between Mr. Grainger and any director or officer of the Company. No arrangement or understanding exists between Mr. Grainger and any other person pursuant to which Mr. Grainger was elected to serve as a director of the Company.

The press release announcing the election of Mr. Grainger as a director is attached as Exhibit 99.1 hereto and is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

September 21, 2006	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of the Americas and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 21, 2006